Exhibit 99.1

                 [CBL & ASSOCIATES PROPERTIES, INC. LETTERHEAD]


Contact:   Katie Knight
           Director, Investor Relations
           (423) 855-0001

               CBL & ASSOCIATES PROPERTIES REPORTS FOURTH QUARTER
                             AND ANNUAL 2004 RESULTS

o        2004 total return to shareholders of 40.4%
o        Same center NOI improves by 6.8% in the fourth quarter and 3.1% in 2004
o        Fourth quarter FFO per share up 33.6% to $1.67
o        2004 FFO per share up 12.9% to $5.41
o        2005 FFO per share guidance in the range of $5.66 - $5.74
o        12.1% increase in common dividend on an annual basis

CHATTANOOGA, Tenn. (February 2, 2005) CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the fourth quarter and year ended December 31, 2004. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this release.

       Net income available to common shareholders for the fourth quarter and year ended December 31, 2003, included a one time gain associated with the sale of 41 community centers to the Galileo America joint venture in October 2003 and as a result, net income available to common shareholders for the fourth quarter and year ended December 31, 2004, declined over the prior-year periods. Net income available to common shareholders for the fourth quarter and year-ended December 31, 2004, was $31,141,000 and $102,802,000 compared with $60,483,000 and $124,506,000 for the prior-year periods representing a decline of 48.5% and 17.4%, respectively. Net income available to common shareholders per diluted share was $0.96 and $3.21 in the fourth quarter and year ended December 31, 2004, compared with $1.92 and $3.99 for the prior-year periods. This represents a decline of 50.0% and 19.5%, respectively, which is primarily attributable to the one-time gain in 2003.

       Funds from operations (FFO) increased 36.1% to $96,772,000 for the fourth quarter of 2004 from $71,085,000 for the fourth quarter of 2003. FFO per share on a diluted fully converted basis increased 33.6% to $1.67 for the fourth quarter of 2004 from $1.25 in the prior-year period. FFO increased 14.3% to $310,405,000 for the year ended December 31, 2004, from $271,589,000 for the year ended December 31, 2003. FFO per share increased 12.9% on a diluted, fully converted basis in the year ended December 31, 2004, to $5.41 from $4.79 in the prior-year period.

HIGHLIGHTS

|X| Total revenues increased 21.7% in the fourth quarter 2004 to $216,405,000 from $177,773,000 in the prior-year period. Total revenues increased 14.0% in the year ended December 31, 2004, to $759,164,000 from $665,996,000 in the prior year period.

|X| Included in FFO for the fourth quarter 2004 was an impairment loss on real estate of $0.05 per share compared with none for the fourth quarter of 2003. This loss was offset by the gain on the sale of non-operating properties of $0.05 per share compared with none in the fourth quarter 2003. Impairment loss on real estate for the year ended December 31, 2004 was $0.05 per share compared with none for the year ended December 31, 2003. This loss was offset by the gain on the sale of non-operating properties of $0.07 per share for the year ended December 31, 2004 compared with none for the prior-year period. See page six of this release for additional supplemental FFO information.

|X| Same center net operating income for the portfolio improved in the fourth quarter of 2004 by 6.8% compared with a 6.0% increase for the prior-year period. Same center net operating income for the year ended December 31, 2004, increased by 3.1% compared with an increase of 5.0% for the prior year period.

                                     -MORE-

CBL Reports Fourth Quarter Results
Page 2
February 2, 2005


|X| Same-store sales for mall tenants of 10,000 square feet or less for stabilized malls as of December 31, 2004, increased 2.8% to $314 per square foot for those tenants who have reported sales compared with a 1.1% increase for 2003.

|X| The debt-to-total-market capitalization ratio as of December 31, 2004, was 42.4% based on the common stock closing price of $76.35 and a fully converted common stock share count of 56,964,000 as of the same date. The debt-to-total-market capitalization ratio as of December 31, 2003, was 46.0% based on the common stock closing price of $56.50 and a fully converted common stock share count of 55,546,000 as of the same date.

|X| Variable rate debt of $752,401,000 represents 9.1% of the total market capitalization for the Company and 21.5% of the Company's share of total consolidated and unconsolidated debt.

|X| On December 13, 2004, the Company completed an offering of 7.0 million depositary shares, each representing a 1/10 fractional interest of a share of 7.375% Series D Cumulative Redeemable Preferred Stock. The offering raised net proceeds of $169.5 million, which were used to pay down outstanding balances on the Company's credit facilities.

|X| During the fourth quarter, the Company closed on a total of $178.4 million in long-term, non-recourse fixed rate financings. New financing of $65.0 million was secured by Eastgate Mall in Cincinnati, OH, which included a $57.25 million five-year loan with an interest rate of 4.55% and a $7.75 million, interest only, five-year B-note at 6.75%. The B-note is held by CBL. Additionally the Company obtained a $113.4 million, ten-year interest only loan with a rate of 5.04% secured by Mall del Norte in Laredo, TX.

       CBL's Chairman and Chief Executive Officer, Charles B. Lebovitz, said, "In CBL's 11-plus years as a public company, we have established a pattern of delivering outstanding growth and returns for our shareholders in both challenging and favorable markets. The year 2004 was no exception as we experienced a large number of retailer bankruptcies at the beginning of the year and were faced with the task of productively redeploying capital from the sale of interests in our community centers to our joint venture with Australian-based Galileo America. In spite of these obstacles we achieved many successes in the year. We generated a total return to our shareholders of over 40%, the fifth consecutive year for a greater than 30% total return. We grew FFO per share by 12.9%, the seventh time in eight years for double-digit growth, and we completed acquisitions totaling nearly $1 billion comprising 7.7 million square feet.

       "The importance of finishing the year with strong momentum heading into the next cannot be underestimated. We will continue in 2005 and beyond to work hard on all the fundamentals that have contributed to our prior success. We are proud of our track record as a public company and committed to continuing to produce enhanced value for our shareholders."

PORTFOLIO OCCUPANCY*

                                                       December 31,
                                                2004                  2003
                                            -------------        -------------
Portfolio occupancy:                                94.0%                93.1%
  Mall portfolio                                    94.3%                94.2%
    Stabilized malls (66)                           94.4%                94.4%
    Non-stabilized malls (3)                        92.8%                87.7%
Associated centers (26)                             91.8%                88.4%
Community centers (12)                              94.0%                89.6%

*Figures exclude the community centers that were contributed in Phases I & II of the Galileo America joint venture transaction.

                                     -MORE-

CBL Reports Fourth Quarter Results
Page 3
February 2, 2005

ACQUISITIONS

         The Company completed the acquisition of two malls during the quarter for a total consideration of $249.4 million including the assumption of $41.6 million of non-recourse, fixed rate debt. Northpark Mall is a 991,076-square-foot mall located in Joplin, MO, and Mall del Norte, located in Laredo, TX, is 1,198,199-square-feet.

PROPERTY SALES

       During the fourth quarter the Company sold one community center, 34th Street Crossing in St. Petersburg, FL.

       Subsequent to quarter end, the Company completed the final phase of the joint venture with Galileo America REIT by transferring two power centers, one community center and one community center expansion for a total consideration of $58.6 million. The total transaction value of the three phases of the Galileo joint venture was approximately $562.8 million with a total estimated GAAP gain of $99.4 million.

OUTLOOK AND GUIDANCE

       Based on today's outlook and the Company's fourth quarter results, the Company is offering guidance for 2005 FFO in the range of $5.66 to $5.74 per share. The full year guidance assumes NOI growth in the range of 2% to 3% and excludes the impact of any future acquisitions, termination fee income, gains on sales of outparcels, or gains on sales of non-operating properties. The Company expects to update its annual guidance after each quarter's results.

                                                                          Low    High
                                                                        ------  -------
Expected diluted earnings per common share                              $2.78    $2.86
      Adjust to fully converted shares from common shares               (1.23)   (1.26)
                                                                        ------  -------
    Expected earnings per diluted, fully converted common share          1.55     1.60
      Add: depreciation and amortization                                 2.88     2.88
      Add: minority interest in earnings of Operating Partnership        1.23     1.26
                                                                        ------  -------
Expected FFO per diluted, fully converted common share                  $5.66    $5.74
                                                                        ======  =======

INVESTOR CONFERENCE CALL AND SIMULCAST

       CBL & Associates Properties, Inc. will conduct a conference call at 10:00 am EST on February 3, 2005, to discuss the fourth quarter and year-end results. The number to call for this interactive teleconference is 913-981-5508. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the passcode 508154. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

       To receive the CBL & Associates Properties, Inc., fourth quarter and year-end earnings release and supplemental information please visit our website at www.cblproperties.com or contact Investor Relations at 423-490-8292.

       The Company will also provide an online Web simulcast and rebroadcast of its 2004 fourth quarter and year-end earnings release conference call. The live broadcast of CBL's quarterly conference call will be available online at the Company's Web site at www.cblproperties.com, as well as www.streetevents.com, www.fulldisclosure.com and www.vcall.com on February 3, 2005, beginning at 10:00 a.m. EST. The online replay will follow shortly after the call and continue through February 17, 2005.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

       FFO is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with generally accepted accounting principles ("GAAP"). The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO provides an additional indicator

                                     -MORE-

CBL Reports Fourth Quarter Results
Page 4
February 2, 2005

of the operating performance of the Company's properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets decline predictably over time. Since values of well-maintained real estate assets have historically risen or fallen with market conditions, the Company believes that FFO enhances investors' understanding of the Company's operating performance.

       FFO does not represent cash flow from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

Same-Center Net Operating Income

       Net operating income ("NOI") is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

       Since NOI includes only those revenues and expenses related to the continuing operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations.

Pro Rata Share of Debt

       The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding minority investors' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

         CBL & Associates Properties, Inc. is the fourth largest mall REIT in North America and the largest owner of malls and shopping centers in the Southeast, ranked by GLA owned. CBL owns, holds interests in or manages 170 properties, including 69 enclosed regional malls. The properties are located in 28 states and total 73.0 million-square-feet including 2.0 million-square-feet of non-owned shopping centers managed for third parties. CBL has ten projects under construction totaling approximately 1.9 million-square-feet including one regional mall - Imperial Valley Mall in the Imperial Valley region of California, an open-air shopping center in Southaven (Memphis, TN), MS, one associated center, three community centers and four expansions. In addition to its office in Chattanooga, TN, CBL has a regional office in Boston (Waltham), MA. Additional information can be found at www.cblproperties.com.

       Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

                                     -MORE-

CBL Reports Fourth Quarter Results
Page 5
February 2, 2005


                        CBL & Associates Properties, Inc.
                      Consolidated Statements of Operations
               (Unaudited; in thousands, except per share amounts)

                                                                    Three Months Ended               Year Ended
                                                                      December 31,                 December 31,
                                                                     2004         2003            2004          2003
                                                                   ---------    ---------       ---------     ---------
 REVENUES:
 Minimum rents                                                     $ 134,126    $ 115,267       $ 478,011     $ 427,733
 Percentage rents                                                      5,502        3,158          15,957        12,907
 Other rents                                                           8,776        7,220          16,102        12,633
 Tenant reimbursements                                                60,290       47,114         219,205       193,022
 Management, development and leasing fees                              3,412        1,579           9,791         5,525
 Other                                                                 4,299        3,435          20,098        14,176
                                                                   ---------    ---------       ---------     ---------
 Total revenues                                                      216,405      177,773         759,164       665,996
                                                                   ---------    ---------       ---------     ---------

 EXPENSES:
 Property operating                                                   29,587       26,762         115,345       103,037
 Depreciation and amortization                                        38,812       31,297         142,509       113,307
 Real estate taxes                                                    15,555       11,854          58,301        51,573
 Maintenance and repairs                                              11,913       10,082          43,726        39,774
 General and administrative                                           10,832       10,170          35,338        30,395
 Loss on impairment of real estate assets                              3,080            -           3,080             -
 Other                                                                 2,737        4,130          16,373        11,489
                                                                   ---------    ---------       ---------     ---------
 Total expenses                                                      112,516       94,295         414,672       349,575
                                                                   ---------    ---------       ---------     ---------
 Income from operations                                              103,889       83,478         344,492       316,421
 Interest income                                                         933          681           3,355         2,485
 Interest expense                                                    (47,945)     (39,990)       (177,219)     (153,321)
 Loss on extinguishment of debt                                            -            -               -          (167)
 Gain on sales of real estate assets                                   2,970       72,832          29,272        77,765
 Equity in earnings of unconsolidated affiliates                       3,355        1,531          10,308         4,941
 Minority interest in earnings:
 Operating partnership                                               (25,688)     (50,681)        (85,186)     (106,532)
 Shopping center properties                                           (1,333)        (747)         (5,365)       (2,758)
                                                                   ---------    ---------       ---------     ---------
 Income before discontinued operations                                36,181       67,104         119,657       138,834
 Operating income of discontinued operations                              21          471             609         1,263
 Gain on discontinued operations                                           -          474             845         4,042
                                                                   ---------    ---------       ---------     ---------
 Net income                                                           36,202       68,049         121,111       144,139
 Preferred dividends                                                  (5,061)      (7,566)        (18,309)      (19,633)
                                                                   ---------    ---------       ---------     ---------
 Net income available to common shareholders                       $  31,141     $ 60,483        $102,802      $124,506
                                                                   =========    =========       =========     =========
 Basic per share data:
 Income before discontinued operations, net of preferred dividends $    1.00       $ 1.98          $ 3.29        $ 3.98
 Discontinued operations                                                0.00         0.03            0.05          0.18
                                                                   ---------    ---------       ---------     ---------
 Net income available to common shareholders                       $    1.00       $ 2.01          $ 3.34        $ 4.16
                                                                   =========    =========       =========     =========
 Weighted average common shares outstanding                           31,075       30,101          30,801        29,936

 Diluted per share data:
 Income before discontinued operations, net of preferred dividends $    0.96       $ 1.89          $ 3.17        $ 3.82
 Discontinued operations                                                0.00         0.03            0.04          0.17
                                                                   ---------    ---------       ---------     ---------
 Net income available to common shareholders                       $    0.96       $ 1.92          $ 3.21        $ 3.99
                                                                   =========    =========       =========     =========
 Weighted average common and potential dilutive
 common shares outstanding                                            32,294       31,511          32,002        31,193

CBL Reports Fourth Quarter Results
Page 6
February 2, 2005


 The Company's calculation of FFO is as follows (in thousands, except per share data):

                                                                             Three Months Ended              Year Ended
                                                                               December 31,                December 31,
                                                                            ----------------------------------------------------
                                                                              2004          2003            2004         2003
                                                                            ---------     ---------      ----------   ----------

 Net income available to common shareholders                                $ 31,141      $ 60,483       $ 102,802    $ 124,506
 Add:
 Depreciation and amortization from consolidated properties                   38,812        31,297         142,509      113,307
 Depreciation and amortization from unconsolidated affiliates                  1,539         1,306           6,144        4,307
 Depreciation and amortization from discontinued operations                       13            91             121          484
 Minority interest in earnings of operating partnership                       25,688        50,681          85,186      106,532
 Less:
 (Gain) loss on sales of operating real estate assets                             69       (71,886)        (23,696)     (71,886)
 Minority investors' share of depreciation and amortization                     (331)         (288)         (1,230)      (1,111)
 Gain on discontinued operations                                                   -          (474)           (845)      (4,042)
 Depreciation and amortization of non-real estate assets                        (159)         (125)           (586)        (508)
                                                                            ---------     ---------      ----------   ----------
 Funds from operations                                                      $ 96,772      $ 71,085       $ 310,405    $ 271,589
                                                                            =========     =========      ==========   ==========

 Funds from operations applicable to Company shareholders                   $ 53,028      $ 38,676       $ 169,725    $ 146,552
                                                                            =========     =========      ==========   ==========
 Basic per share data:
 Funds from operations                                                      $   1.71      $   1.28       $    5.53    $    4.90
                                                                            =========     =========      ==========   ==========
 Weighted average common shares outstanding with operating
    partnership units fully converted                                         56,709        55,324          56,140       55,477
 Diluted per share data:
 Funds from operations                                                      $   1.67      $   1.25       $    5.41    $    4.79
                                                                            =========     =========      ==========   ==========
 Weighted average common and potential dilutive common shares
    outstanding with operating partnership units fully converted              57,927        56,734          57,342       56,735

 SUPPLEMENTAL FFO INFORMATION:

 Lease termination fees                                                     $    521      $  2,451       $   3,864    $   4,552
    Lease termination fees per share                                        $   0.01      $   0.04       $    0.07    $    0.08

 Straight-line rental income                                                $    484      $    605       $   2,688    $   3,908
    Straight-line rental income per share                                   $   0.01      $   0.01       $    0.05    $    0.07

 Gains on outparcel sales                                                   $  1,226      $  1,392       $   3,449    $   6,195
    Gains on outparcel sales per share                                      $   0.02      $   0.02       $    0.06    $    0.11

 Amortization of acquired above- and below-market leases                    $  1,280      $    250       $   3,656    $     332
    Amortization of acquired above- and below-market leases per share       $   0.02      $      -       $    0.06    $    0.01

 Amortization of debt premiums                                              $  1,698      $    646       $   5,418    $     646
    Amortization of debt premiums per share                                 $   0.03      $   0.01       $    0.09    $    0.01

 Gain on sales of non operating properties                                  $  2,965      $      -       $   4,285    $       -
    Gain on sales of non operating properties per share                     $   0.05      $      -       $    0.07    $       -

 Loss on impairment of real estate assets                                   $ (3,080)     $      -       $  (3,080)   $       -
    Loss on impairment of real estate assets per share                      $  (0.05)     $      -       $   (0.05)   $       -

CBL Reports Fourth Quarter Results
Page 7
February 2, 2005


Same-Center Net Operating Income
(Dollars in thousands)

                                                                       Three Months Ended         Year Ended
                                                                          December 31,           December 31,
                                                                       -------------------------------------------
                                                                          2004      2003        2004      2003
                                                                       ---------------------  --------------------
Net income                                                             $   36,202  $ 68,049   $ 121,111  $144,139

Adjustments:
Depreciation and amortization                                              38,812    31,297     142,509   113,307
Depreciation and amortization from unconsolidated affiliates                1,539     1,306       6,144     4,307
Depreciation and amortization from discontinued operations                     13        91         121       484
Minority investors' share of depreciation and amortization in
   shopping center properties                                                (331)     (288)     (1,230)   (1,111)
Interest expense                                                           47,945    39,990     177,219   153,321
Interest expense from unconsolidated affiliates                             2,433     2,075       7,169     8,563
Interest expense from discontinued operations                                   -        13          20        52
Minority investors' share of interest expense in
   shopping center properties                                                (319)     (397)     (1,451)   (1,650)
Loss on extinguishment of debt                                                  -         -           -       167
Loss on extinguishment of debt in discontinued operations                       -         -          53         -
Abandoned projects expense                                                    400     1,903       3,714     2,056
Gain on sales of real estate assets                                        (2,970)  (72,832)    (29,272)  (77,765)
Loss on impairment of real estate assets                                    3,080         -       3,080         -
Gain on sales of real estate assets of unconsolidated affiliates           (1,147)        -      (1,886)        -
Minority interest in earnings of operating partnership                     25,688    50,681      85,186   106,532
Gain on discontinued operations                                                 -      (474)       (845)   (4,042)
                                                                       ----------- ---------  ---------- ---------
Operating partnership's share of total NOI                                151,345   121,414     511,642   448,360
General and administrative expenses                                        10,832    10,170      35,338    30,395
Management fees and non-property level revenues                            (3,525)   (2,628)    (14,248)  (10,959)
                                                                       ----------- ---------  ---------- ---------
Operating partnership's share of property NOI                             158,652   128,956     532,732   467,796
NOI of non-comparable centers                                             (35,472)  (13,638)   (104,561)  (52,653)
                                                                       ----------- ---------  ---------- ---------
Total same center NOI                                                  $  123,180  $115,318   $ 428,171  $415,143
                                                                       =========== =========  ========== =========

Malls                                                                  $  113,679  $106,163   $ 389,378  $381,017
Associated centers                                                          5,118     5,291      19,237    18,156
Community centers                                                           1,557     1,447       9,104     8,437
Other                                                                       2,826     2,417      10,452     7,533
                                                                       ----------- ---------  ---------- ---------
Total same center NOI                                                  $  123,180  $115,318   $ 428,171  $415,143
                                                                       =========== =========  ========== =========

Percentage Change:
Malls                                                                        7.1%                  2.2%
Associated centers                                                          -3.3%                  6.0%
Community centers                                                            7.6%                  7.9%
Other                                                                       16.9%                 38.7%
                                                                       -----------            ----------
Total same center NOI                                                        6.8%                  3.1%
                                                                       ===========            ==========

CBL Reports Fourth Quarter Results
Page 8
February 2, 2005


Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

                                                                                      December 31, 2004
                                                                   ----------------------------------------------------
                                                                      Fixed Rate       Variable Rate       Total
                                                                   ------------------ --------------  -----------------
Consolidated debt                                                        $ 2,688,192      $ 683,493        $ 3,371,685
Minority investors' share of consolidated debt                               (52,914)             -            (52,914)
Company's share of unconsolidated affiliates' debt                           104,114         68,908            173,022
                                                                   ------------------ --------------  -----------------
Company's share of consolidated and unconsolidated debt                  $ 2,739,392      $ 752,401        $ 3,491,793
                                                                   ================== ==============  =================
Weighted average interest rate                                                 6.35%          3.44%              5.72%
                                                                   ================== ==============  =================

                                                                                      December 31, 2003
                                                                   ----------------------------------------------------
                                                                      Fixed Rate       Variable Rate       Total
                                                                   ------------------ --------------  -----------------
Consolidated debt                                                        $ 2,256,544      $ 481,558        $ 2,738,102
Minority investors' share of consolidated debt                               (19,577)             -            (19,577)
Company's share of unconsolidated affiliates' debt                            57,985         77,136            135,121
                                                                   ------------------ --------------  -----------------
Company's share of consolidated and unconsolidated debt                  $ 2,294,952      $ 558,694        $ 2,853,646
                                                                   ================== ==============  =================
Weighted average interest rate                                                 6.64%          2.39%              5.81%
                                                                   ================== ==============  =================

Debt-To-Total-Market Capitalization Ratio as of December 31, 2004
(In thousands, except stock price)

                                                                        Shares
                                                                      Outstanding     Stock Price (1)      Value
                                                                   ------------------ --------------  -----------------
Common stock and operating partnership units                                  56,964     $ 76.35           $74,349,201
8.75% Series B Cumulative Redeemable Preferred Stock                           2,000       50.00               100,000
7.75% Series C Cumulative Redeemable Preferred Stock                             460      250.00               115,000
7.375% Series D Cumulative Redeemable Preferred Stock                            700      250.00               175,000
                                                                                                      -----------------
Total market equity                                                                                          4,739,201
Company's share of total debt                                                                                3,491,793
                                                                                                      -----------------
Total market capitalization                                                                                $ 8,230,994
                                                                                                      =================
Debt-to-total-market capitalization ratio                                                                        42.4%
                                                                                                      =================

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on December 31, 2004. The stock price for the preferred stock represents the liquidation preference of each respective series of preferred stock.

Reconciliation of Shares and Operating Partnership Units Outstanding (In thousands)

                                                           Three Months Ended                   Year Ended
                                                              December 31,                      December 31,
                                                   ---------------------------------- ---------------------------------
2004:                                                  Basic            Diluted           Basic           Diluted
                                                   --------------  ------------------ --------------  -----------------
Weighted average shares - EPS                             31,075              32,294         30,801             32,002
Weighted average operating partnership units              25,634              25,633         25,339             25,340
                                                   --------------  ------------------ --------------  -----------------
Weighted average shares- FFO                              56,709              57,927         56,140             57,342
                                                   ==============  ================== ==============  =================

2003:
Weighted average shares - EPS                             30,101              31,511         29,936             31,193
Weighted average operating partnership units              25,223              25,223         25,541             25,542
                                                   --------------  ------------------ --------------  -----------------
Weighted average shares- FFO                              55,324              56,734         55,477             56,735
                                                   ==============  ================== ==============  =================

Dividend Payout Ratio                                      Three Months Ended                   Year Ended
                                                              December 31,                      December 31,
                                                   ---------------------------------- ---------------------------------
                                                       2004              2003             2004              2003
                                                   --------------  ------------------ --------------  -----------------
Dividend per share                                      $ 0.8125             $ 0.655       $ 2.9875            $ 2.690
FFO per diluted, fully converted share                    $ 1.67              $ 1.25         $ 5.41             $ 4.79
                                                   --------------  ------------------ --------------  -----------------
Dividend payout ratio                                      48.7%               52.4%          55.2%              56.2%
                                                   ==============  ================== ==============  =================

CBL Reports Fourth Quarter Results
Page 9
February 2, 2005


Consolidated Balance Sheets
(Preliminary and unaudited,  in thousands)

                                                                          December 31,
                                                                      2004            2003
                                                                  -----------      -----------
 ASSETS
 Real estate assets:
 Land                                                             $  659,782       $  578,310
 Buildings and improvements                                        4,676,301        3,678,074
                                                                  -----------      -----------
                                                                   5,336,083        4,256,384
 Less: accumulated depreciation                                     (581,303)        (467,614)
                                                                  -----------      -----------
                                                                   4,754,780        3,788,770
 Real estate assets held for sale                                     61,607           64,354
 Developments in progress                                             78,393           59,096
                                                                  -----------      -----------
 Net investment in real estate                                     4,894,780        3,912,220
 Cash and cash equivalents                                            25,766           20,332
 Cash in escrow                                                            -           78,476
 Receivables:
 Tenant, net of allowance                                             38,409           42,165
 Other                                                                13,706            3,033
 Mortgage notes receivable                                            27,804           36,169
 Investment in unconsolidated affiliates                              84,782           96,450
 Other assets                                                        119,253           75,465
                                                                  -----------      -----------
                                                                  $5,204,500       $4,264,310
                                                                  ===========      ===========
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Mortgage and other notes payable                                $ 3,359,466      $ 2,709,348
 Mortgage notes payable on real estate assets held for sale           12,213           28,754
 Accounts payable and accrued liabilities                            212,064          161,477
                                                                  -----------      -----------
 Total liabilities                                                 3,583,743        2,899,579
                                                                  -----------      -----------
 Commitments and contingencies
 Minority interests                                                  566,606          527,431
                                                                  -----------      -----------
 Shareholders' equity:
 Preferred stock, $.01 par value                                          32               25
 Common stock, $.01 par value                                            313              303
 Additional paid-in capital                                        1,025,792          817,613
 Deferred compensation                                                (3,081)          (1,607)
 Retained earnings                                                    31,095           20,966
                                                                  -----------      -----------
 Total shareholders' equity                                        1,054,151          837,300
                                                                  -----------      -----------
                                                                  $5,204,500       $4,264,310
                                                                  ===========      ===========

The balance sheet above is preliminary as of the date of this report. Please refer to the Company's Annual Report on Form 10-K when filed for a complete balance sheet as of December 31, 2004.